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                                                                    EXHIBIT 99.1



                        HAWTHORNE FINANCIAL CORPORATION
                              REVOCABLE PROXY CARD

        Solicited on behalf of the Board of Directors of Hawthorne Financial Corporation for use at the Annual Meeting of Stockholders to be held on July 23, 2002, at 11:00 a.m. at the executive offices of Hawthorne Financial Corporation located at 2381 Rosecrans Avenue, El Segundo, California 90245, and at any and all postponements or adjournments thereof.

        The undersigned hereby appoints Simone F. Lagomarsino and Timothy Chrisman, and each of them, to act as proxy for the undersigned, with the full power of substitution, to vote all shares of Hawthorne Financial common stock held of record on June 12, 2002 by the undersigned, at the annual meeting or at any and all postponements or adjournments thereof, on the items set forth below.

            Please mark your vote as indicated in this example [X]

        1. The approval of the issuance of shares of Hawthorne Financial Corporation common stock in connection with the merger of First Fidelity Bancorp, Inc. with a subsidiary of Hawthorne Financial Corporation as described in the accompanying joint proxy statement/prospectus.

              [ ]   FOR         [ ]   AGAINST         [ ]   ABSTAIN

        2. The election of the following seven (7) persons to the board of directors, to serve until the next annual meeting:

               Gary W. Brummett, Timothy Chrisman, Carlton J. Jenkins, Simone
               F. Lagomarsino, Anthony W. Liberati, Harry F. Radcliffe and Howard E. Ritt

               [ ] FOR ALL NOMINEES         [ ] WITHHOLD FOR ALL NOMINEES
                                                (Except as set forth below)


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               To withhold authority to vote for any nominee, write that
               person's name in the space above.

        3. Such other business as may properly come before the annual meeting and any postponement or adjournment thereof. Hawthorne Financial Corporation management is not aware of any such other business.


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        THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER
DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS LISTED ABOVE AND FOR ALL OF THE NOMINEES IDENTIFIED ABOVE. ALL PROXIES HERETOFORE GIVEN BY THE UNDERSIGNED ARE HEREBY REVOKED.

        The undersigned acknowledges receipt from Hawthorne Financial Corporation prior to the execution of this Proxy of a notice of annual meeting of stockholders and of a joint proxy statement/prospectus dated June 21, 2002.

        Please mark, sign, date and return this Proxy in the accompanying prepaid envelope.

Signature(s)                                           Dated              , 2002
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Please sign exactly as name appears hereon. If signing as an attorney, executor, administrator, trustee or guardian, please give full title as such, and if signing for a corporation, give your name. When shares are in the names of more than one person, each should sign.



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